Exhibit 99.1
SolarWinds Announces Third Quarter 2023 Results
AUSTIN, Texas - November 2, 2023 - SolarWinds Corporation (NYSE:SWI), a leading provider of simple, powerful, secure observability and IT management software, today reported results for its third quarter ended September 30, 2023.
Third Quarter Financial Highlights
•Total revenue for the third quarter of $189.6 million, representing 6% year-over-year growth, and total recurring revenue representing 92% of total revenue.
•Net loss for the third quarter of $3.2 million.
•Adjusted EBITDA for the third quarter of $85.1 million, representing a margin of 45% of total revenue and 21% year-over-year growth.
Please see the tables below for a reconciliation of our GAAP to non-GAAP results.
“We again delivered total revenue and adjusted EBITDA that exceeded the high end of our guidance range, highlighted by 6% year-over-year revenue growth and 21% year-over-year adjusted EBITDA growth,” said Sudhakar Ramakrishna, President and Chief Executive Officer, SolarWinds. “Our subscription-first strategy continues to yield strong results while our product teams continue to deliver multi-cloud solutions on the SolarWinds Platform designed to improve customer productivity and reduce their costs. I’m pleased with the team’s progress and strong execution across our business.”

Recent Business Highlights

•SolarWinds announced on July 18 its Next-Generation Build System meets or exceeds NIST Secure Software Development Framework guidance for secure software development as directed by Executive Order 14028.

•In August, SolarWinds unveiled enhancements to its Transform Partner Program, announcing new tier qualifications and improved benefits to accelerate growth and drive revenue for channel partners.

•Ahead of its eighth-annual IT Pro Day celebration on September 19, SolarWinds released its annual survey report, IT Trends Report 2023: Lessons From Observability Leaders, finding that enterprises leveraging observability increase operational efficiency, grow revenue, advance automation, and empower innovation, yet broad adoption remains in early stages.

•In September, the company continued its ongoing business evolution as it launched SolarWinds Enterprise Service Management and upgraded SQL Sentry to accelerate customers’ digital transformations and innovation.

•The company received several industry awards and recognitions in the third quarter, including The Cloud Security Awards 2023 Best Security Infrastructure in Enterprise Cloud Security award for the Next-Generation Build System, The Stevie Awards 2023 International Business Awards Gold Stevie® award for best Service Management Solution, 2023 SaaS Awards Best SaaS Product for IT Management for SolarWinds Observability, 2023 Globee® Awards for Information Technology Most Innovative Company of the Year – Cloud/SaaS for SolarWinds Observability, and was named a finalist in CRN’s 2023 Tech Innovators in the Application Development & DevOps category.
Balance Sheet
At September 30, 2023, total cash and cash equivalents and short-term investments were $235.2 million, and total debt was $1.2 billion.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds’ use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook
As of November 2, 2023, SolarWinds is providing its financial outlook for the fourth quarter and its updated financial outlook for the full year of 2023. The financial information below represents forward-looking non-GAAP financial information, including an estimate of adjusted EBITDA and non-GAAP diluted earnings per share. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization, certain expenses related to the cyberattack that occurred in December 2020 (the “Cyber Incident”), restructuring costs, and other costs related to non-recurring items. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for Fourth Quarter of 2023
SolarWinds’ management currently expects to achieve the following results for the fourth quarter of 2023:
•Total revenue in the range of $188.5 to $192.5 million, representing growth of approximately 2% as compared to the fourth quarter of 2022 total revenue at the midpoint of the range.
•Adjusted EBITDA of approximately $80.5 to $82.5 million, representing growth of approximately 9% over the fourth quarter of 2022 adjusted EBITDA at the midpoint of the range.
•Non-GAAP diluted earnings per share of $0.20 to $0.22.
•Weighted average outstanding diluted shares of approximately 167.4 million.
Financial Outlook for Full Year of 2023
SolarWinds’ management currently expects to achieve the following results for the full year of 2023:
•Total revenue in the range of $749 to $753 million, representing growth of approximately 4% over the full year of 2022 total revenue at the midpoint of the range.
•Adjusted EBITDA of approximately $322 to $324 million, representing growth of approximately 15% over the full year of 2022 adjusted EBITDA at the midpoint of the range.
•Non-GAAP diluted earnings per share of $0.83 to $0.85.
•Weighted average outstanding diluted shares of approximately 166.4 million.
The conference call will provide additional details on the company's outlook.
Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results, business and business outlook at 7:30 a.m. CT (8:30 a.m. ET/5:30 a.m. PT). A live webcast of the call and materials presented during the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at (888) 510-2008 and internationally at +1 (646) 960-0306. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference passcode 2975715. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and the full year 2023. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” “may,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the Cyber Incident, including with respect to (1) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident, SolarWinds’ response thereto or litigation and investigations related to the Cyber Incident may result in the loss of business as a result of termination or non-renewal of agreements or reduced purchases or upgrades of our products, reputational damage adversely affecting customer, partner and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation and the incurrence of other liabilities and risks related to the impact of any such costs and liabilities resulting from the exhaustion of our insurance coverage related to the Cyber Incident, (2) litigation and investigation risks related to the Cyber Incident, including as a result of the civil complaint recently filed by the Securities and Exchange Commission against us and our Chief Information Security Officer relating to the previously disclosed Wells Notices, including that we may incur significant costs in defending ourselves and may be unsuccessful in doing so, resulting in exposure to potential penalties, judgements, fines, settlement-related costs and penalties and other costs and liabilities related thereto, and (3) the possibility that our steps to secure our internal environment, improve our product development environment and ensure the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against future threat actors or attacks or be perceived by existing and prospective customers as sufficient to address the harm caused by the Cyber Incident; (b) other risks related to cybersecurity, including that we may experience other security incidents or have vulnerabilities in our systems and services exploited, whether through the actions or inactions of our employees, our customers or otherwise, which may result in compromises or breaches of our and our customers’ systems or, theft or misappropriation of our and our customers’ confidential, proprietary or personal information, as well as exposure to legal and other liabilities, including the related risk of higher customer, employee and partner attrition and the loss of key personnel, as well as negative impacts to our sales, renewals and upgrades; (c) risks related to the evolving breadth of our sales motion and challenges, investments and additional costs associated with increased selling efforts toward enterprise customers and adopting a subscription first approach; (d) risks relating to increased investments in, and the timing and success of, our ongoing transformation from monitoring to observability; (e) risks related to any shifts in our revenue mix and the timing of how we recognize revenue as we transition to subscription; (f) risks related to using artificial intelligence in our business and our solutions, including risks related to evolving regulation of artificial intelligence, machine learning and the receipt, collection, storage, processing and transfer of data, (g) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (h) any of the following factors either generally or as a result of the impacts of global macroeconomic conditions, including the wars in Israel and Ukraine, geopolitical tensions involving China, inflation, instability in the banking sector and financial services industry, foreign currency exchange rates and the effects of the COVID-19 pandemic or other public health crises on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers, their end-customers and our prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers and our prospective customers, (2) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers or to convert our existing customers to subscription products, (3) any decline in our renewal or net retention rates or any delay or loss of U.S. government sales, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades or pricing model changes by us or our competitors, (6) changes in interest rates, (7) risks associated with our international operations and any international expansion efforts and (8) ongoing sanctions and export controls; (i) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our product offerings and sales motion in order to support additional growth in our business; (j) our ability to compete effectively in the markets we serve and the risks of increased competition as we enter new markets; (k) our ability to attract, retain and motivate employees; (l) any violation of legal and regulatory requirements or any misconduct by our employees or partners; (m) risks related to the spin-off of the N-able business into a newly created and separately traded public company, including that we could incur significant liability if the separation is determined to be a taxable transaction, or that potential indemnification liabilities incurred in connection with the separation could materially affect our business and financial results; (n) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (o) risks associated with our status as a controlled company; and (p) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 22, 2023, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed on May 4, 2023, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed on August 9, 2023 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 that SolarWinds anticipates filing on or before November 9, 2023. All information provided in this release is as of the date hereof, and SolarWinds undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that investors and security analysts use these non-GAAP financial measures to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures, and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact calculation method between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance, excluding the effect of foreign currency rate fluctuations. To present this information, current period results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins excluding such items as amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and other costs, restructuring costs, Cyber Incident costs and goodwill and indefinite-lived intangible asset impairment. Management believes these measures are useful for the following reasons:

•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions including our acquired technologies. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions, and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.

•Acquisition and Other Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain other non-recurring costs, including internal investigation costs. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses we would not have otherwise incurred in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Restructuring Costs. We provide non-GAAP information that excludes restructuring costs such as severance, lease impairments and other costs incurred in connection with the exiting of certain leased facilities and other contracts as they relate to our corporate restructuring and exit activities and costs related to the separation of employment with executives of the Company. In addition, we exclude certain costs resulting from the spin-off of N-able. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Cyber Incident Costs. We exclude certain expenses resulting from the Cyber Incident. Expenses include costs to investigate and remediate the Cyber Incident, costs of lawsuits and investigations related thereto, including settlement costs and legal and other professional services, consulting services being provided to customers at no charge, and estimated loss contingencies. Cyber Incident costs are provided net of expected and received insurance reimbursements, although the timing of recognizing insurance reimbursements may differ from the timing of recognizing the associated expenses. We expect to incur significant legal and other professional services expenses associated with the Cyber Incident in future periods. The Cyber Incident results in operating expenses that we would not have otherwise incurred in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance. We continue to invest significantly in cybersecurity and expect to make additional investments. These investments are in addition to the Cyber Incident costs and not included in the net Cyber Incident costs reported.
•Goodwill and Indefinite-lived Intangible Asset Impairment. We provide non-GAAP information that excludes non-cash goodwill and indefinite-lived intangible asset impairment charges. We believe that providing these non-GAAP measures that exclude these non-cash impairment charges allows users of our financial statements to better review and understand our historical and current operating results. In addition, as a significant portion of our goodwill and indefinite-lived intangible assets were derived from the February 2016 take-private transaction, providing these non-GAAP measures that exclude these impairment charges facilitates comparisons to our peers who may not have undertaken a transformational acquisition resulting in significant goodwill and indefinite-lived intangible assets.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP cost of revenue and non-GAAP operating income, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding diluted common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income (loss), excluding amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, Cyber Incident costs, net, goodwill and indefinite-lived intangible asset impairment, interest expense, net, debt-related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, restructuring costs, Cyber Incident costs, net, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
#SWIfinancials
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of simple, powerful, secure observability and IT management software built to enable customers to accelerate their digital transformation. Our solutions provide organizations worldwide—regardless of type, size, or complexity—with a comprehensive and unified view of today’s modern, distributed, and hybrid network environments. We continuously engage IT service and operations professionals, DevOps and SecOps professionals, and Database Administrators (DBAs) to understand the challenges they face in maintaining high-performing and highly available IT infrastructures, applications, and environments. The insights we gain from them, in places like our THWACK® community, allow us to address customers’ needs now, and in the future. Our focus on the user and our commitment to excellence in end-to-end hybrid IT management have established SolarWinds as a worldwide leader in solutions for observability, IT service management, application performance, and database management. Learn more today at www.solarwinds.com.
The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.
© 2023 SolarWinds Worldwide, LLC. All rights reserved.
CONTACTS:

Media:	Investors:
Jenne Barbour Phone: 512.498.6804 Media: pr@solarwinds.com	Tim Karaca Phone: 512.498.6739 Investors: ir@solarwinds.com

SolarWinds Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$232,231	$121,738
Short-term investments	2,979	27,114
Accounts receivable, net of allowances of $1,210 and $1,173 as of September 30, 2023 and December 31, 2022, respectively	91,399	100,204
Income tax receivable	1,133	987
Prepaid and other current assets	33,354	57,350
Total current assets	361,096	307,393
Property and equipment, net	20,387	26,634
Operating lease assets	45,015	61,418
Deferred taxes	133,072	134,922
Goodwill	2,371,756	2,380,059
Intangible assets, net	196,517	243,980
Other assets, net	49,829	45,600
Total assets	$3,177,672	$3,200,006
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,996	$14,045
Accrued liabilities and other	45,260	68,284
Current operating lease liabilities	14,941	15,005
Accrued interest payable	627	579
Income taxes payable	25,173	11,841
Current portion of deferred revenue	328,071	337,541
Current debt obligation	12,450	9,338
Total current liabilities	435,518	456,633
Long-term liabilities:
Deferred revenue, net of current portion	41,583	38,945
Non-current deferred taxes	7,017	8,582
Non-current operating lease liabilities	52,233	59,235
Other long-term liabilities	54,995	74,193
Long-term debt, net of current portion	1,191,378	1,192,765
Total liabilities	1,782,724	1,830,353
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 165,818,155 and 161,928,532 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	166	162
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	2,672,036	2,627,370
Accumulated other comprehensive loss	(58,956)	(48,114)
Accumulated deficit	(1,218,298)	(1,209,765)
Total stockholders’ equity	1,394,948	1,369,653
Total liabilities and stockholders’ equity	$3,177,672	$3,200,006

SolarWinds Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Subscription	$58,764	$42,248	$166,510	$117,975
Maintenance	116,415	114,381	346,949	343,848
Total recurring revenue	175,179	156,629	513,459	461,823
License	14,412	22,767	47,142	70,475
Total revenue	189,591	179,396	560,601	532,298
Cost of revenue:
Cost of recurring revenue	17,957	16,563	54,884	49,854
Amortization of acquired technologies	3,412	3,628	10,273	24,503
Total cost of revenue	21,369	20,191	65,157	74,357
Gross profit	168,222	159,205	495,444	457,941
Operating expenses:
Sales and marketing	59,675	64,813	185,429	190,472
Research and development	27,308	22,562	75,180	68,092
General and administrative	31,101	42,558	91,120	116,505
Amortization of acquired intangibles	11,613	13,045	36,712	39,387
Goodwill impairment	—	278,706	—	891,101
Total operating expenses	129,697	421,684	388,441	1,305,557
Operating income (loss)	38,525	(262,479)	107,003	(847,616)
Other income (expense):
Interest expense, net	(29,314)	(23,181)	(87,338)	(57,669)
Other expense, net	(121)	(2,418)	(197)	(1,861)
Total other expense	(29,435)	(25,599)	(87,535)	(59,530)
Income (loss) before income taxes	9,090	(288,078)	19,468	(907,146)
Income tax expense	12,262	4,141	28,001	11,856
Net loss	$(3,172)	$(292,219)	$(8,533)	$(919,002)
Net loss available to common stockholders	$(3,172)	$(292,219)	$(8,533)	$(919,002)
Net loss available to common stockholders per share:
Basic loss per share	$(0.02)	$(1.81)	$(0.05)	$(5.72)
Diluted loss per share	$(0.02)	$(1.81)	$(0.05)	$(5.72)
Weighted-average shares used to compute net loss available to common stockholders per share:
Shares used in computation of basic loss per share	165,275	161,111	164,089	160,545
Shares used in computation of diluted loss per share	165,275	161,111	164,089	160,545

SolarWinds Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(8,533)	$(919,002)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	62,810	74,107
Goodwill and indefinite-lived intangible asset impairment	—	906,350
Provision for losses on accounts receivable	300	612
Stock-based compensation expense	55,103	50,599
Amortization of debt issuance costs	8,050	6,794
Loss on extinguishment of debt	—	1,930
Deferred taxes	(1,532)	(10,019)
Gain on foreign currency exchange rates	(614)	(898)
Lease impairment charges	11,685	—
Other non-cash expenses (benefit)	359	(220)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	7,908	(2,326)
Income taxes receivable	(171)	4
Prepaid and other assets	24,057	(20,319)
Accounts payable	(5,020)	2,385
Accrued liabilities and other	(25,125)	18,964
Accrued interest payable	47	108
Income taxes payable	(6,024)	(6,398)
Deferred revenue	(5,211)	4,017
Other long-term liabilities	100	38
Net cash provided by operating activities	118,189	106,726
Cash flows from investing activities
Purchases of investments	(3,948)	(67,133)
Maturities of investments	27,535	16,000
Purchases of property and equipment	(3,000)	(5,570)
Purchases of intangible assets	(10,404)	(11,099)
Acquisitions, net of cash acquired	—	(6,500)
Other investing activities	564	176
Net cash provided by (used in) investing activities	10,747	(74,126)
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	3,377	3,151
Repurchase of common stock and incentive restricted stock	(14,696)	(9,123)
Exercise of stock options	114	58
Repayments of borrowings from credit agreement	(6,226)	(314,925)
Net cash used in financing activities	(17,431)	(320,839)
Effect of exchange rate changes on cash and cash equivalents	(1,012)	(2,216)
Net increase (decrease) in cash and cash equivalents	110,493	(290,455)
Cash and cash equivalents
Beginning of period	121,738	732,116
End of period	$232,231	$441,661

	Nine Months Ended September 30,
	2023	2022
Supplemental disclosure of cash flow information
Cash paid for interest	$83,308	$54,629
Cash paid for income taxes	$32,477	$25,177

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in thousands, except margin data)
GAAP cost of revenue	$21,369	$20,191	$65,157	$74,357
Stock-based compensation expense and related employer-paid payroll taxes	(519)	(489)	(1,589)	(1,586)
Amortization of acquired technologies	(3,412)	(3,628)	(10,273)	(24,503)
Restructuring costs	—	—	(377)	—
Cyber Incident costs	—	(6)	—	(169)
Non-GAAP cost of revenue	$17,438	$16,068	$52,918	$48,099

GAAP gross profit	$168,222	$159,205	$495,444	$457,941
Stock-based compensation expense and related employer-paid payroll taxes	519	489	1,589	1,586
Amortization of acquired technologies	3,412	3,628	10,273	24,503
Restructuring costs	—	—	377	—
Cyber Incident costs	—	6	—	169
Non-GAAP gross profit	$172,153	$163,328	$507,683	$484,199
GAAP gross margin	88.7%	88.7%	88.4%	86.0%
Non-GAAP gross margin	90.8%	91.0%	90.6%	91.0%

GAAP sales and marketing expense	$59,675	$64,813	$185,429	$190,472
Stock-based compensation expense and related employer-paid payroll taxes	(7,236)	(5,554)	(18,962)	(16,787)
Acquisition and other costs	(213)	—	(213)	—
Restructuring costs	(240)	—	(2,857)	(163)
Cyber Incident costs	—	—	—	(130)
Non-GAAP sales and marketing expense	$51,986	$59,259	$163,397	$173,392

GAAP research and development expense	$27,308	$22,562	$75,180	$68,092
Stock-based compensation expense and related employer-paid payroll taxes	(3,347)	(3,015)	(9,772)	(8,370)
Restructuring costs	(1,703)	—	(1,945)	—
Cyber Incident costs	—	—	—	(2)
Non-GAAP research and development expense	$22,258	$19,547	$63,463	$59,720

GAAP general and administrative expense	$31,101	$42,558	$91,120	$116,505
Stock-based compensation expense and related employer-paid payroll taxes	(9,785)	(8,933)	(26,264)	(24,726)
Acquisition and other costs	(1,591)	(146)	(1,715)	(432)
Restructuring costs	(77)	(43)	(15,035)	(1,310)
Cyber Incident costs, net	(2,901)	(10,823)	4,289	(19,992)
Goodwill and indefinite-lived intangible asset impairment	—	(5,884)	—	(15,249)
Non-GAAP general and administrative expense	$16,747	$16,729	$52,395	$54,796

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in thousands, except margin data)
GAAP operating expenses	$129,697	$421,684	$388,441	$1,305,557
Stock-based compensation expense and related employer-paid payroll taxes	(20,368)	(17,502)	(54,998)	(49,883)
Amortization of acquired intangibles	(11,613)	(13,045)	(36,712)	(39,387)
Acquisition and other costs	(1,804)	(146)	(1,928)	(432)
Restructuring costs	(2,020)	(43)	(19,837)	(1,473)
Cyber Incident costs, net	(2,901)	(10,823)	4,289	(20,124)
Goodwill and indefinite-lived intangible asset impairment	—	(284,590)	—	(906,350)
Non-GAAP operating expenses	$90,991	$95,535	$279,255	$287,908

GAAP operating income (loss)	$38,525	$(262,479)	$107,003	$(847,616)
Stock-based compensation expense and related employer-paid payroll taxes	20,887	17,991	56,587	51,469
Amortization of acquired technologies	3,412	3,628	10,273	24,503
Amortization of acquired intangibles	11,613	13,045	36,712	39,387
Acquisition and other costs	1,804	146	1,928	432
Restructuring costs	2,020	43	20,214	1,473
Cyber Incident costs, net	2,901	10,829	(4,289)	20,293
Goodwill and indefinite-lived intangible asset impairment	—	284,590	—	906,350
Non-GAAP operating income	$81,162	$67,793	$228,428	$196,291
GAAP operating margin	20.3%	(146.3)%	19.1%	(159.2)%
Non-GAAP operating margin	42.8%	37.8%	40.7%	36.9%

GAAP net loss	$(3,172)	$(292,219)	$(8,533)	$(919,002)
Stock-based compensation expense and related employer-paid payroll taxes	20,887	17,991	56,587	51,469
Amortization of acquired technologies	3,412	3,628	10,273	24,503
Amortization of acquired intangibles	11,613	13,045	36,712	39,387
Acquisition and other costs	1,804	146	1,928	432
Restructuring costs	2,020	43	20,214	1,433
Cyber Incident costs, net	2,901	10,829	(4,289)	20,293
Goodwill and indefinite-lived intangible asset impairment	—	284,590	—	906,350
Loss on extinguishment of debt	—	1,930	—	1,930
Tax benefits associated with above adjustments	(1,452)	(8,389)	(7,930)	(23,148)
Non-GAAP net income	$38,013	$31,594	$104,962	$103,647

GAAP diluted loss per share	$(0.02)	$(1.81)	$(0.05)	$(5.72)
Non-GAAP diluted earnings per share	$0.23	$0.20	$0.64	$0.65

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in thousands, except margin data)
Net loss	$(3,172)	$(292,219)	$(8,533)	$(919,002)
Amortization and depreciation	19,678	20,048	60,636	74,107
Income tax expense	12,262	4,141	28,001	11,856
Interest expense, net	29,314	23,181	87,338	57,669
Unrealized foreign currency gains	(730)	(458)	(614)	(898)
Acquisition and other costs	1,804	146	1,928	432
Debt-related costs(1)	98	2,025	301	2,222
Stock-based compensation expense and related employer-paid payroll taxes	20,887	17,991	56,587	51,469
Restructuring costs(2)	2,020	43	20,214	1,433
Cyber Incident costs, net	2,901	10,829	(4,289)	20,293
Goodwill and indefinite-lived intangible asset impairment	—	284,590	—	906,350
Adjusted EBITDA	$85,062	$70,317	$241,569	$205,931
Adjusted EBITDA margin	44.9%	39.2%	43.1%	38.7%
_______
(1)Debt-related costs include a non-cash loss on extinguishment of debt of $1.9 million for both the three and nine months ended September 30, 2022.
(2)Restructuring costs for the nine months ended September 30, 2023 includes $13.9 million of non-cash lease impairment and other charges incurred in connection with the exiting of certain leased facilities.

Reconciliation of Revenue to Non-GAAP Revenue
on a Constant Currency Basis
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Growth Rate	2023	2022	Growth Rate

	(in thousands, except percentages)
Total revenue	$189,591	$179,396	5.7%	$560,601	$532,298	5.3%
Estimated foreign currency impact(1)	(1,827)	—	(1.0)	(204)	—	—
Non-GAAP total revenue on a constant currency basis	$187,764	$179,396	4.7%	$560,397	$532,298	5.3%
_______
(1)The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and nine months ended September 30, 2023.

Reconciliation of Unlevered Free Cash Flow
(Unaudited)

	Nine Months Ended September 30,
	2023	2022

	(in thousands)
Net cash provided by operating activities	$118,189	$106,726
Capital expenditures(1)	(13,404)	(16,669)
Free cash flow	104,785	90,057
Cash paid for interest and other debt related items	79,542	51,060
Cash paid for acquisition and other costs, restructuring costs, Cyber Incident costs, net, employer-paid payroll taxes on stock awards and other one-time items	8,370	26,340
Unlevered free cash flow (excluding forfeited tax shield)	192,697	167,457
Forfeited tax shield related to interest payments(2)	(21,660)	(13,384)
Unlevered free cash flow	$171,037	$154,073
_______________
(1)Includes purchases of property and equipment and purchases of intangible assets.
(2)Forfeited tax shield related to interest payments assumes a statutory rate of 26.0% for the nine months ended September 30, 2023 and 24.5% for the nine months ended September 30, 2022.